Exhibit 21.1

List of Florida Community Bank, National Association subsidiaries:

NAME OF ENTITY	STATE OF INCORPORATION
137th Avenue Property Holdings LLC	DE
BFG Real Estate Holdings, Inc.	FL
BFG Land Holdings, Inc.	FL
Serenity Bay, Inc.	FL
GFB Courthouse Holdings, Inc.	FL
Treasure Coast Holdings, Inc.	FL
FCB Central Holdings LLC	DE
FCB Commercial Land Holdings LLC	DE
FCB Hotel LLC	DE
FCB Keys Country LLC	DE
FCB Lake Holdings LLC	DE
FCB REO I, LLC	DE
FCB REO II, LLC	DE
FCB REO III, LLC	DE
FCB REO IV, LLC	DE
FCB REO V, LLC	DE
FCB REO Assets, LLC	DE
FCB REO Dept. LLC	DE
FCB REO Florida Holdings, LLC	DE
FCB REO Commercial LLC	DE
FCB REO Holdings LLC	DE
FCB REO Investments LLC	DE
FCB REO Land LLC	DE
FCB REO Properties LLC	DE
FCB REO Real Estate LLC	DE
FCB Restaurant Holdings LLC	DE
FCB Tampa Office Holdings LLC	DE
FCB Treasure Coast LLC	DE
PAB Commercial Holdings LLC	DE
PAB Realty LLC	DE
PAB Residential Holdings LLC	DE
Peninsula Property Holdings, Inc.	FL
Peninsula Property Holdings, LLC	DE
Peninsula Property Holdings II, LLC	DE
Peninsula Property Holdings IX, LLC	DE
Peninsula Property Holdings XI, LLC	DE